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                                                                    EXHIBIT 23.1
                                                                    ------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20, 1997, which appears on page 35 of the 1996 Annual Report to Shareholders of Callaway Golf Company, which is incorporated by reference in Callaway Golf Company's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 19 of such Annual Report on Form 10-K.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

San Diego, California
October 28, 1997